CorMedix: Final Closing of 2012 Financing

Bridgewater, New Jersey, November 14, 2012 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal disease, held the second and final closing of its 2012 private placement of Units consisting of (i) a one-year $1,000 aggregate principal amount 9% Senior Convertible Note, convertible into shares of common stock, par value $0.001 per share, at a conversion price of $0.35 per Note, and (ii) a five-year redeemable Warrant, to purchase 2,500 shares of Common Stock, to certain accredited investors pursuant to a Subscription Agreement. At the second closing, held on November 13, 2012, the Company issued and sold 474 Units for gross proceeds of $474,000. Combined with the initial closing, held on September 20, 2012, in which the Company issued and sold 850 Units for gross proceeds of $850,000, the Company received an aggregate total of $1,324,000 in gross proceeds from the 2012 financing. Proceeds from the 2012 financing will be used by the Company for marketing, manufacturing, rent and utilities, licensing obligations, payroll and working capital and, general corporate purposes.

John Carris Investments, LLC acted as the sole placement agent on the transaction.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease. CorMedix most advanced product candidate: CRMD003 (Neutrolin®) for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; the risks and uncertainties associated with: CorMedix’s ability to manage its limited cash resources, obtaining additional financing to support CorMedix's research and development and clinical activities and operations, including any subsequent closings of CorMedix’s private placement; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including CE Marking for Neutrolin® in Europe; CorMedix's ability to enter into and maintain collaborations with third parties for its development programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; CorMedix's' dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix's ability to maintain listing on NYSE-Amex. These and other risks are described in greater detail in CorMedix's filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Contacts:

Randy Milby

Chief Operating Officer

CorMedix Inc.

908-517-9489

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